SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                (Name of Registrant as Specified in Its Charter)

                         TESORO PETROLEUM CORPORATION

                   (Name of Person(s) Filing Proxy Statement)

                         TESORO PETROLEUM CORPORATION

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          TESORO PETROLEUM CORPORATION

                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 26, 1994

    The 1994 Annual Meeting of Stockholders of Tesoro Petroleum Corporation will be held at the RIHGA Royal Hotel, 151 West 54th Street, New York, New York, at 10:00 A.M. Eastern time on Thursday, May 26, 1994, for the following purposes:

    1.  To elect 13 directors of the Company;

    2. To ratify the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year 1994; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Holders of Common Stock and $2.20 Cumulative Convertible Preferred Stock of record at the close of business on April 18, 1994, are entitled to notice of and to vote at the annual meeting.

                                          By Order of the Board of Directors,

                                          JAMES C. REED, JR.
                                             SECRETARY

April 26, 1994
San Antonio, Texas

    YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

                          TESORO PETROLEUM CORPORATION
                                PROXY STATEMENT
                      1994 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 26, 1994

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (sometimes referred to herein as the 'Board') of Tesoro Petroleum Corporation ('Tesoro' or the 'Company') of proxies to be voted at the 1994 Annual Meeting of Stockholders to be held on Thursday, May 26, 1994, and at any adjournment thereof.

    Each proxy will be voted as specified thereon by the stockholder. Any duly executed proxy not specifying the contrary will be voted for (i) the directors nominated for election at the meeting, and (ii) the ratification of the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year 1994. A stockholder giving a proxy may revoke it by written notice to the Secretary of the Company at any time before it is voted.

    At the close of business on April 18, 1994, the record date for the 1994 annual meeting, there were outstanding and entitled to vote 22,456,968 shares of Common Stock and 2,875,000 shares of $2.20 Cumulative Convertible Preferred Stock of the Company. The holders of Common Stock and $2.20 Cumulative Convertible Preferred Stock are entitled to one vote for each share held by them, and all such holders shall vote together as one class on all matters submitted to them. The Company has no other voting securities outstanding.

    A copy of the Annual Report of the Company, including financial statements and a description of the Company's operations for the fiscal year 1993, has been sent to all stockholders. Such Annual Report is not incorporated herein by reference.

    The principal executive offices of the Company are located at 8700 Tesoro Drive, San Antonio, Texas 78217. This Proxy Statement and accompanying form of Proxy are being mailed to stockholders on or about April 26, 1994.

                           1.  ELECTION OF DIRECTORS

    At the 1993 Annual Meeting of Stockholders held on February 9, 1994, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation which eliminated the provisions relating to the division of the Board of Directors into three classes. Immediately following the 1993 Annual Meeting of Stockholders, each director whose term was scheduled to extend beyond the 1994 Annual Meeting of Stockholders resigned and was appointed by the remaining directors to a term ending with the 1994 Annual Meeting of Stockholders. In addition, at its first meeting following the 1993 Annual Meeting of Stockholders, the Board of Directors elected three new directors to serve until the 1994 Annual Meeting of Stockholders, bringing the total
                                        1
number of directors to 16. The new directors elected were Mr. Fred Manocherian, Mr. James Q. Riordan and Mr. William S. Sneath. On February 14, 1994, and April 12, 1994, Mr. Manocherian and Mr. M. Richard Stewart, respectively, resigned as directors of the Company. Mr. Riordan has elected not to stand for reelection, and the Nominating Committee has nominated, and the Board has approved the nomination by the Nominating Committee of, all of the other current directors. The Board also reached an understanding that, if the MetLife Louisiana Option (see page 4 herein) has not been exercised in full by June 30, 1994, the Board on such date will be expanded by one, such vacancy to be filled by a person satisfactory to the Board who is to be selected from a list, to be proposed by MetLife Security Insurance Company of Louisiana ('MetLife Louisiana') and Oakville N.V., of persons associated with or recommended by major stockholders. Therefore, at the 1994 annual meeting, the stockholders are requested to elect 13 directors to hold office until the 1995 Annual Meeting of Stockholders or until their successors are elected and qualified. Unless otherwise specified, all duly executed proxies received on a timely basis will be voted for the nominees set forth below. Each of such nominees has indicated his willingness to serve as a director, if elected, and the Company has no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

    Certain information as to each nominee for director is set forth in the table below and in the following paragraphs. The information appearing in the table and the notes thereto regarding beneficial ownership of securities has been furnished to the Company by the respective nominees.

                                                       SERVED AS
                                                      DIRECTOR OF
                                         AGE AT       THE COMPANY         OTHER POSITIONS
                                        APRIL 18,    OR PREDECESSOR         AND OFFICES
                NAME                      1994       COMPANIES FROM       WITH THE COMPANY
Ray C. Adam(1)-----------------------       74             1992                (2)(3)
Michael D. Burke---------------------       50             1992         President and Chief
                                                                             Executive
                                                                           Officer(3)(4)
Robert J. Caverly--------------------       75             1992                (2)(3)
Peter M. Detwiler--------------------       65             1967              (2)(4)(5)
Steven H. Grapstein------------------       36             1992                (3)(4)
Charles F. Luce----------------------       76             1988                (3)(4)
Raymond K. Mason, Sr.----------------       67             1983                 (2)
John J. McKetta, Jr.-----------------       78             1980                (2)(5)
Stewart G. Nagler--------------------       51             1991                 (5)
William S. Sneath--------------------       68             1994                 None
Arthur Spitzer-----------------------       81             1992(6)             (4)(5)
Murray L. Weidenbaum-----------------       67             1992                (2)(5)
Charles Wohlstetter------------------       84             1978(7)     Chairman of the Board
                                                                         of Directors(3)(4)

  (1) Elected by the Board in August 1992 after the request (later withdrawn) of
      MetLife Louisiana, which owns the securities of the Company shown opposite
      MetLife Louisiana's name in the
                                       2
      table on page 8, for a special meeting of the preferred stockholders to elect Mr. Adam and one other director.

  (2) Member of the Compensation Committee (Mr. Detwiler, Chairman).

  (3) Member of the Executive Committee (Mr. Burke, Chairman).

  (4) Member of the Nominating Committee (Mr. Wohlstetter, Chairman).

  (5) Member of the Audit Committee (Mr. Nagler, Chairman).

  (6) Mr. Spitzer previously served as director of the Company from 1978 to 1984.

  (7) Mr. Wohlstetter previously served as director of the Company from 1968 to 1975.

    Ray C. Adam was Chairman of the Board of Directors and Chief Executive Officer of NL Industries, Inc., from 1974 until his retirement in 1983. Mr. Adam is also a director of Mueller Industries, Inc., and is a member of the Business Council.

    Michael D. Burke was elected President and Chief Executive Officer of the Company effective July 27, 1992. Prior to joining the Company, Mr. Burke was Group Vice President of Texas Eastern Corporation from 1986 to 1992. Mr. Burke was President and Chief Executive Officer of T.E. Products Pipeline Company, L.P., an affiliate of Texas Eastern Corporation, from 1990 to 1992, and he was President of Texas Eastern Products Pipeline Company from 1986 to 1990.

    Robert J. Caverly is a consultant and investor. For the last five years he has performed interim management assignments for various real estate development projects and has been a consultant on real estate matters to financial institutions and law firms. Mr. Caverly was a director of Contel Corporation from 1975 to March 1991. Mr. Caverly is Chairman of the Board of Directors of Moscom Business Centers Inc., a subsidiary of Americom International Corporation.

    Peter M. Detwiler is Chairman of the Board of Detwiler & Company, Inc., a consulting company. He is the former Vice Chairman of the Board of Directors of E.F. Hutton & Company Inc. and the E.F. Hutton Group, New York, New York, a major financial firm, with which he had been associated since 1961.

    Steven H. Grapstein has been a Vice President of Kuo Investment Company and subsidiaries, an international investment group, since September 1985. He is a director of several of the Kuo companies and a board member of several unrelated real estate development companies. Mr. Grapstein has been a Vice President of Oakville N.V. since 1989. See 'Security Ownership of Certain Beneficial Owners' for information regarding the securities of the Company owned by Oakville N.V.

    Charles F. Luce has been Special Counsel to Metropolitan Life Insurance Company ('MetLife') since March 1987. MetLife Louisiana is a wholly-owned subsidiary of MetLife. See 'Security Ownership of Certain Beneficial Owners' for information regarding the securities of the Company owned by MetLife Louisiana. Mr. Luce has been a consultant to Consolidated Edison Company of New York, Inc., since September 1, 1982.

    Raymond K. Mason, Sr., has been Chairman of the Board of Directors of American Banks of Florida, Inc., since 1978. Mr. Mason has served as Chairman of the Board of Directors of American Security Life Assurance Company of North Carolina ('ASLNC') and its parent, American Security Life Assurance Company of Florida ('ASLF'). During December 1990, ASLNC and ASLF voluntarily consented to administrative rehabilitation. Pursuant to rehabilitation, Mr. Mason's authority as Chairman of the Board of Directors of ASLNC and ASLF was automatically suspended. Both of these companies are presently in liquidation. In connection with the liquidation of ASLNC, a lawsuit has

                                       3
been filed alleging violations of Federal and state RICO statutes, common law fraud, and unfair and deceptive trade practices. Mr. Mason has been named as a co-defendant in the lawsuit.

    John J. McKetta, Jr., is Professor Emeritus of Chemical Engineering at The University of Texas at Austin. Dr. McKetta has been associated with The University of Texas since 1946. Dr. McKetta is a director of Howell Corporation.

    Stewart G. Nagler has been Senior Executive Vice-President of MetLife since 1986 and Chief Financial Officer of MetLife since April 1, 1993. See 'Security Ownership of Certain Beneficial Owners' for information regarding the securities of the Company owned by MetLife Louisiana.

    William S. Sneath was President and Chief Operating Officer of Union Carbide Corporation from 1971 to 1976 and Chairman of the Board and Chief Executive Officer from 1977 to 1981. Mr. Sneath is a director of Union Carbide Corporation, MetLife and Rockwell International.

    Arthur Spitzer is engaged in personal investments and has been the owner of Spitzer Investments since 1984. He is on the board of Pepperdine University and the board of the Founders of the Music Center in Los Angeles, and he is a founder and trustee of the Caribbean Central American Action Group.

    Murray L. Weidenbaum is an economist and educator and holds the Mallinckrodt Distinguished University Professorship at Washington University in St. Louis, Missouri, where he also serves as Director of the University Center for the Study of American Business. He has been a faculty member at Washington University since 1964. Dr. Weidenbaum is a director of May Department Stores Company, Medicine Shoppe International and Harbour Group, Ltd.

    Charles Wohlstetter was elected Chairman of the Board of Directors of the Company effective July 1, 1992. Mr. Wohlstetter has been Vice Chairman of the Board of Directors of GTE Corporation since March 14, 1991, the date on which Contel Corporation merged into GTE Corporation. Mr. Wohlstetter was Chairman of the Board of Directors of Contel Corporation from 1961 to March 14, 1991. Mr. Wohlstetter is also a director of Contel Cellular Corporation and Fifth Dimension, Inc.

    No director of the Company has a family relationship with any other director or executive officer of the Company.

    In connection with a recapitalization plan (the 'Recapitalization') which the Company completed in February 1994, the Company entered into an agreement with MetLife Louisiana (the 'Amended MetLife Memorandum'), pursuant to which MetLife Louisiana, the sole holder of the outstanding shares of the Company's $2.20 Cumulative Convertible Preferred Stock ('$2.20 Preferred Stock'), agreed, among other things, to waive the annual $2.20 Preferred Stock mandatory redemption requirements, to consider all accrued and unpaid dividends on the $2.20 Preferred Stock as of the effective date of the Recapitalization (aggregating approximately $21.2 million) to have been paid, to allow the Company to pay future dividends on the $2.20 Preferred Stock in Common Stock in lieu of cash, to waive or refrain from the exercise of other rights under the $2.20 Preferred Stock, and to grant the Company a three-year option (the 'MetLife Louisiana Option') to purchase all shares of $2.20 Preferred Stock and Common Stock held by MetLife Louisiana as of the effective date of the Recapitalization for an aggregate option price which was approximately $54.5 million as of March 31, 1994. The unpaid option price is subject to certain adjustments and will be increased by 3 percent on the last day of each calendar quarter through December 31, 1995, and by 3 1/2 percent of

                                       4
the unpaid option price on the last day of each quarter thereafter. Pursuant to the Amended MetLife Memorandum, the Company issued MetLife Louisiana 1,900,075 shares of Common Stock.

    Currently, four of the Company's 14 directors (Messrs. Adam, Luce, Nagler and Sneath) are current or former directors or officers of MetLife. Under the terms of the Amended MetLife Memorandum, MetLife Louisiana has agreed to request that Messrs. Adam, Luce, Nagler and Sneath resign in the event the MetLife Louisiana Option is exercised in full. The Company believes that if the MetLife Louisiana Option is exercised in full those directors will resign. The Company is not aware at this time of any person who is under consideration by the Nominating Committee of the Board of Directors or the Board of Directors to fill any vacancy that would be created by such resignations.

    In March 1994, the Board of Directors authorized management of the Company to investigate the feasibility of a future equity offering of additional shares of the Company's Common Stock together with a future public debt offering. The proceeds of these offerings, if undertaken, would be used, in part, to exercise the MetLife Louisiana Option. Management of the Company has initiated preliminary steps to undertake such equity and public debt offerings.

    The Board of Directors met seven times during fiscal year 1993. Each member of the Board of Directors attended at least 75 percent of the meetings of the Board and committees on which such directors served during the fiscal year 1993. The Board of Directors has an Executive Committee and the following standing committees: Audit Committee, Compensation Committee, and Nominating Committee.

    The Executive Committee's primary functions are (i) to consider and make recommendations to the Board of Directors regarding management proposals on long-term strategies, major asset sales and acquisitions, profit plans and capital budgets, finance, dividend policies, and related matters; (ii) to provide communication, as necessary, between the Board of Directors and management; and (iii) to act on behalf of the Board of Directors, subject to certain limitations, in the event circumstances exist which require immediate action by the Board of Directors and a quorum of its members cannot be readily assembled in person or by telephone. The Executive Committee did not hold a meeting during the fiscal year 1993.

    The Audit Committee's primary functions are (i) to aid the individual directors of the Board of Directors as a whole in performing and fulfilling their oversight responsibilities for financial reporting to the public; (ii) to aid in maintaining the corporate image and credibility as it relates to financial reporting; (iii) to recommend and support, with management and/or the Board of Directors as appropriate, efforts to improve and maintain standards and procedures for financial control and quality financial reporting; (iv) to provide communication, as necessary, between the Board of Directors and control and accounting, legal, internal auditing and the external auditors; and (v) to recommend and support, with management and/or the Board of Directors, as appropriate, efforts to assure the Company's compliance with the requirements of the Foreign Corrupt Practices Act of 1977, as amended. The Audit Committee met four times during the fiscal year 1993.

    The functions of the Compensation Committee are (i) to review the compensation of the corporate and non-corporate officers of the Company and to recommend to the Board of Directors reasonable compensation therefor; and (ii) to review management proposals concerning retirement matters, to consider amendments to the Company's retirement plans, and to make recommendations to the Board of Directors in respect to such amendments and proposals. The Compensation Committee met six times during the fiscal year 1993.

                                       5
    The Nominating Committee considers and recommends to the Board of Directors from time to time suitable candidates for membership on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Stockholders wishing to submit a recommendation should write to the Nominating Committee. The Nominating Committee met one time during fiscal year 1993.

COMPENSATION OF DIRECTORS

    Each member of the Board of Directors who is not an officer of the Company receives compensation at the rate of $18,000 per year, and an additional $2,000 for each meeting of the Board of Directors or any committee thereof attended in person, and $1,000 for each telephone meeting, including committee meetings held on the same day as a meeting of the Board of Directors. Mr. Wohlstetter also receives $100,000 per year for his services as Chairman of the Board of Directors. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive $5,000 per year for their service in such positions. The Company provides group life insurance benefits in the amount of $100,000 and accidental death and dismemberment insurance up to a maximum of $100,000 for each of the members of the Board of Directors who are not employees of the Company. The premium for such insurance ranged from $324 to $4,260 for each of these directors during fiscal year 1993. The Company currently provides health insurance to non-employee members of the Board of Directors, who are not otherwise eligible for employee-provided health benefit insurance, on the same basis as for active employees, with the director paying his pro rata share of health insurance premiums. Mr. Detwiler is the only non-employee director provided health insurance by the Company. During the fiscal year 1993, the Company paid $46,269 to Mr. Detwiler or to the providers of medical services as reimbursement for medical expenses for Mr. Detwiler and his spouse.

STOCK OWNERSHIP

    The following table shows the beneficial ownership of Common Stock reported to the Company as of April 18, 1994, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options or through the conversion of securities) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended ('Exchange Act'), for each director and nominee, the Chief Executive Officer, the other four most highly compensated officers of the Company during the fiscal year 1993 and, as a group, such persons and other executive officers. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of Common Stock listed.

                                              BENEFICIAL OWNERSHIP ON
                                                 APRIL 18, 1994 OF
                                                   COMMON STOCK
                                             SHARES     PERCENT OF CLASS

Ray C. Adam--------------------------          --              --
Michael D. Burke---------------------       293,334(1)        1.297
Robert J. Caverly--------------------         3,000           0.013
Peter M. Detwiler--------------------         8,715           0.039
Steven H. Grapstein------------------     1,581,500(2)        7.042
Charles F. Luce----------------------          --              --
Raymond K. Mason, Sr.----------------         3,528           0.016
John J. McKetta, Jr.-----------------         1,565           0.007
                                       6
Stewart G. Nagler--------------------          --              --
James Q. Riordan---------------------          --              --
William S. Sneath--------------------          --              --
Arthur Spitzer-----------------------     207,630             0.925
Murray L. Weidenbaum-----------------         100              --
Charles Wohlstetter------------------       3,106             0.014
Gaylon H. Simmons--------------------      30,000(3)          0.133
Bruce A. Smith-----------------------      20,471(4)          0.091
James W. Queen-----------------------      16,720(5)          0.074
William M. Sims----------------------         677(6)          0.003
All directors and executive officers
  as a group (22 individuals)--------   2,213,871(7)          9.750


  (1) The shares shown include 60,000 shares which Mr. Burke has the right to purchase, all of which shares are subject to substantial restrictions and conditions of forfeiture over a remaining three-year period and 334 shares credited to the account of Mr. Burke under the Company's Thrift Plan. In addition, the shares shown include 100,000 shares which Mr. Burke had the right to acquire through the exercise of options which were exercisable on April 18, 1994, or within 60 days thereafter.

  (2) Mr. Grapstein is an officer of Oakville N.V., which owns 1,571,500 shares of the Company's Common Stock. Mr. Grapstein, as an officer, shares voting and investment power with respect to such shares.

  (3) The shares shown represent 30,000 shares which Mr. Simmons had the right to acquire through the exercise of options which were exercisable on April 18, 1994, or within 60 days thereafter.

  (4) The shares shown include 471 shares credited to Mr. Smith's account under the Company's Thrift Plan and 20,000 shares which Mr. Smith had the right to acquire through the exercise of options which were exercisable on April 18, 1994, or within 60 days thereafter.

  (5) The shares shown include 88 shares credited to Mr. Queen's account under the Company's Employee Stock Ownership Plan and 13,972 shares which Mr. Queen had the right to acquire through the exercise of stock options or stock awards on April 18, 1994, or within 60 days thereafter.

  (6) The shares shown include 60 shares credited to Mr. Sims' account under the Company's Employee Stock Ownership Plan. Mr. Sims terminated employment with the Company effective March 18, 1994.

  (7) The shares shown include 3,637 shares and 412 shares credited to the accounts of officers and directors under the Company's Thrift Plan and Employee Stock Ownership Plan, respectively, and 249,908 shares which directors and executive officers had the right to acquire through the exercise of options or awards which were exercisable on April 18, 1994, or within 60 days thereafter. The shares shown also include 3,000 shares acquired in the name of an executive officer's mother with respect to which such executive officer has voting and investment power.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
    The following table sets forth information, to the best of the Company's knowledge, as to each person or group who on April 18, 1994, beneficially owned more than 5 percent of the outstanding shares of any class of the voting securities of the Company.

                                                                        AMOUNT AND NATURE OF
                                                                       BENEFICIAL OWNERSHIP(1)
                                             NAME AND ADDRESS           NUMBER         PERCENT
           TITLE OF CLASS                   OF BENEFICIAL OWNER        OF SHARES       OF CLASS
Common Stock-------------------------    FMR Corp.(2)                    1,419,400        6.321
                                         c/o Edward C. Johnson 3d
                                         82 Devonshire Street
                                         Boston, MA 02109

Common Stock-------------------------    MetLife Security Insurance      4,084,160       18.187
                                         Company of Louisiana
                                         72 Eagle Rock Avenue
                                         East Hanover, NJ 07936

Common Stock-------------------------    Oakville N.V.(3)                1,581,500        7.042
                                         c/o Kuo Investment Company
                                         33rd Floor
                                         767 Third Avenue
                                         New York, NY 10017
$2.20 Cumulative Convertible
Preferred Stock(4)-------------------    MetLife Security Insurance      2,875,000        100.0
                                         Company of Louisiana
                                         72 Eagle Rock Avenue
                                         East Hanover, NJ 07936

  (1) Except as indicated below, to the best of the Company's knowledge, the beneficial owners indicated above possess sole voting and investment power with respect to the shares shown to be owned by them.

  (2) Fidelity Management & Research Company ('Fidelity'), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of the shares shown as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940. Neither
      FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds, which power resides with the Funds' Board of Trustees.
      Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity), and the
      Funds each have sole power to dispose of the shares.

  (3) According to Schedule 13Ds on file with the Securities and Exchange
      Commission (the 'Commission'), Oakville N.V., a Netherlands Antilles corporation ('Oakville'), is a wholly-owned subsidiary of Kuo Investment
      Limited, a Cayman Islands corporation ('Kuo'). According to a Schedule 13D filed by Oakville in 1987, the following persons are its directors and executive officers: (a) Peter Yun Siak Fu, President and Director of
      Oakville; Director and officer of Kuo; (b) Peter Chong Cheng Fu, Director and Secretary of Oakville; Director and officer of Kuo; (c) Ong Beng Seng,
      Vice President and Director of Oakville; Director and officer of Kuo; (d)
      David Song Long Ban, Treasurer and Director of Oakville; Director and officer of Kuo; and (e) Holland Intertrust (Curacao) N.V., a Netherlands
      Antilles corporation, a Director of Oakville. Oakville N.V. reports that it has sole voting and dispositive power over its voting securities.

  (4) Each share of $2.20 Cumulative Convertible Preferred Stock is convertible into 0.8696 shares of Common Stock and votes with the Common Stock on all matters on which the Common Stock is eligible to vote. Pursuant to the Amended MetLife Memorandum, MetLife Louisiana has agreed not to convert the $2.20 Cumulative Convertible Preferred Stock into Common Stock.

                                       8
    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10 percent of the Company's voting stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock or other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1993, its directors, executive officers and holders of more than 10 percent of the Company's voting stock complied with all Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table contains information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1993, December 31, 1992, and September 30, 1991, and the three months ended December 31, 1991, of those persons who were on December 31, 1993, (i) the Chief Executive Officer and (ii) the other four most highly compensated officers of the Company (the 'named executive officers').

                           SUMMARY COMPENSATION TABLE
                                                                                                               LONG-TERM
                                                                        ANNUAL COMPENSATION               COMPENSATION AWARDS
                                                                                           OTHER         RESTRICTED
                                                                                          ANNUAL           STOCK        STOCK
                                                               SALARY      BONUS         COMPENSA-        AWARD(S)     OPTIONS
     NAME AND PRINCIPAL POSITION              YEAR              ($)         ($)         TION($)(2)         ($)(3)      (SHARES)
Michael D.
Burke,                                        1991               --          --             --                --            --
  President                             Three Months Ended
  and Chief                             December 31, 1991        --          --             --                --            --
  Executive                                   1992             188,655      77,706          6,666          458,333      500,000
  Officer                                     1993             450,002     157,500         21,911           --            --
Gaylon H.
Simmons                                       1991               --          --             --                --            --
  Executive                            Three Months Ended
  Vice                                  December 31, 1991        --          --             --                --            --
  President                                   1992               --          --            --                --            --
                                              1993             244,231      87,500          8,438           --          150,000
Bruce A.
Smith                                         1991               --          --             --                --            --
  Executive                            Three Months Ended
  Vice                                  December 31, 1991        --          --             --                --            --
  President                                   1992              56,923      20,846          --                --          100,000
  and Chief                                   1993             200,504      70,000         50,248           --            --
  Financial
  Officer
James W.
Queen                                         1991             160,000      12,800          --                --            --
  Senior                               Three Months Ended
  Vice                                  December 31, 1991       36,923       --             --                --            --
  President                                   1992             166,154       --             --                --            --
                                              1993             169,231      22,836          --                --           13,335
William M.
Sims                                          1991             124,000      16,380          --                --            --
  Vice                                 Three Months Ended
  President                             December 31, 1991       30,000       --             --                --            --
                                              1992             135,000       --             --                --            --
                                              1993             138,378       --             --                --            --
                                          ALL OTHER
                                          COMPENSA-
                                         TION($)(1)
Michael D.
Burke,                                        --
  President
  and Chief                                   --
  Executive                                  34,162
  Officer                                   195,190
Gaylon H.
Simmons                                       --
  Executive
  Vice                                        --
  President                                   --
                                             32,308
Bruce A.
Smith                                         --
  Executive
  Vice                                        --
  President                                  10,523
  and Chief                                   3,719
  Financial
  Officer
James W.
Queen                                         --
  Senior
  Vice                                        --
  President                                  28,090
                                             70,516
William M.
Sims                                          --
  Vice
  President                                   --
                                             43,481
                                             75,480

                                       9
  (1) In accordance with the transitional provisions applicable to the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission (the 'Commission'), amounts of All Other Compensation are excluded for fiscal year 1991 and the three months ended December 31, 1991. All Other Compensation for 1993 includes relocation expenses of $36,421 and $16,500 for Mr. Burke and Mr. Simmons, respectively; amounts contributed by the Company and earnings on the respective executive officer's account in the Funded Executive Security Plan of $153,057, $15,808, $2,104, $65,439, and $75,480 for Mr. Burke, Mr. Simmons, Mr.
      Smith, Mr. Queen and Mr. Sims, respectively; and amounts contributed to the Company's Thrift Plan of $5,712, $1,615 and $5,077 for Mr. Burke, Mr. Smith and Mr. Queen, respectively. All Other Compensation for 1992 includes relocation expenses of $23,717 for Mr. Burke; amounts contributed by the Company and earnings on the respective executive officer's account in the Funded Executive Security Plan of $10,445, $10,523, $25,136 and $43,481 for Mr. Burke, Mr. Smith, Mr. Queen and Mr. Sims, respectively; and amounts contributed to the Company's Thrift Plan of $2,954 for Mr. Queen.

  (2) In accordance with the transitional provisions applicable to the revised rules on executive compensation disclosure adopted by the Commission, amounts of Other Annual Compensation are excluded for fiscal year 1991 and the three months ended December 31, 1991. Other Annual Compensation for 1993 includes income tax reimbursements of $21,911, $8,438 and $17,800 for Mr. Burke, Mr. Simmons and Mr. Smith, respectively, and $32,448 of perquisites and other personal benefits for Mr. Smith. The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10 percent of the total annual salary and bonus reported for the other named executive officers.

  (3) At December 31, 1993, Mr. Burke had not yet received certificates representing 60,000 shares of Common Stock under the terms of a stock award dated July 27, 1992, pending payment by Mr. Burke of the par value of such shares. Mr. Burke's right to sell these 60,000 shares accrues in three equal installments of 20,000 shares each on the second, third and fourth anniversaries of the date of the grant. At December 31, 1993, the value of restricted stock which Mr. Burke had the right to purchase was $320,000, representing the difference between the closing stock price on December 31, 1993, and the purchase price of the shares to Mr. Burke. No other named officer owned or had the right to acquire restricted stock at December 31, 1993.

OPTION GRANTS AND EXERCISES

    The following table sets forth information concerning individual grants of stock options pursuant to the Company's Amended Incentive Stock Plan of 1982 (the '1982 Plan') during the year ended December 31, 1993, to the named executive officers. No stock appreciation rights were granted under the 1982 Plan during 1993.

                             OPTION GRANTS IN 1993
                                                                                                   POTENTIAL REALIZABLE
                                                          INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                                                      % OF TOTAL                                  ANNUAL RATES OF STOCK
                                        OPTIONS     OPTIONS GRANTED    EXERCISE OR                  PRICE APPRECIATION
                                        GRANTED      TO EMPLOYEES      BASE PRICE     EXPIRATION     FOR OPTION TERM
                NAME                      (#)           IN 1993         ($/SHARE)       DATE        5%($)       10%($)
Michael D. Burke---------------------      --              --               $--             --      $   --       $   --
Gaylon H. Simmons--------------------     150,000(1)       42.9             2.93(2)   01/03/03       275,928      699,254
Bruce A. Smith-----------------------      --              --                --             --          --           --
James W. Queen-----------------------      13,335(1)        3.8             5.25      12/08/03        44,029      111,576
William M. Sims----------------------      --              --                --             --          --           --

  (1) The options granted to Mr. Simmons and Mr. Queen are exercisable in five equal installments beginning one year from the dates of the grants; however, Mr. Simmons' right to exercise his option may be accelerated to no fewer than three equal installments of 50,000 shares each beginning one year from the date of grant. Such acceleration is based on the passage of time and on the Company's achievement of specified per share price objectives for the first, second and third anniversaries of the dates of grant of $7.00, $9.00 and $11.00, respectively, based on the average closing price of the Common Stock at the end of the 30 trading days immediately preceding the respective anniversary date. If any such installment fails to become exercisable because the per share price objective was not achieved, such installment will become exercisable if the targeted average per share price for such installment is achieved on any subsequent anniversary of the date of grant.

  (2) The exercise price per share of this option is the average of the closing price of the Common Stock for the ten trading days immediately preceding the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN 1993 AND OPTION/SAR VALUES AT DECEMBER 31,
1993

    The following table reflects unexercised options to purchase shares of the Common Stock and unexercised SARs granted to the named executive officers during fiscal year 1993 and prior years under the 1982 Plan. None of the named executive officers exercised any stock options or SARs during 1993.
                                       11

                                                                                                           VALUE OF UNEXERCISED
                                                                          NUMBER OF UNEXERCISED                IN-THE-MONEY
                                           SHARES                            OPTIONS/SARS AT                 OPTIONS/SARS AT
                                        ACQUIRED ON        VALUE           DECEMBER 31, 1993(#)            DECEMBER 31, 1993($)
                NAME                    EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
Michael D. Burke---------------------       --              --            100,000         400,000       $  66,000       $ 264,000
Gaylon H. Simmons--------------------       --              --             --             150,000          --             386,250
Bruce A. Smith-----------------------       --              --             20,000          80,000          31,500         126,000
James W. Queen-----------------------       --              --             33,871          13,335          --               3,334
William M. Sims----------------------       --              --             10,884          --              --             --

REPORT OF COMPENSATION COMMITTEE

    The Compensation Committee is comprised entirely of non-employee directors and is chaired by Peter M. Detwiler. The other members of the Compensation Committee are Ray C. Adam, Robert J. Caverly, Raymond K. Mason, Sr., John J. McKetta, Jr., and Murray L. Weidenbaum. The Compensation Committee is responsible for reviewing all elements of executive compensation and making recommendations to the Board of Directors. The Board of Directors is ultimately responsible for approving the Company's overall compensation programs. The Compensation Committee has the responsibility for assuring stockholders that total compensation programs are effective, responsible and competitive when compared to other energy companies. This Committee Report documents the basis on which 1993 compensation determinations were made and further describes the components of officer compensation programs of the Company, particularly the President and Chief Executive Officer and the other officers named in the Summary Compensation Table.

  COMPENSATION PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS

    It is the philosophy of the Compensation Committee to link executive compensation programs directly to performance. In particular, the Compensation Committee encourages officers to acquire and retain appropriate levels of stock ownership so that these executives are focused on managing the Company from the perspective of a stockholder. From time to time, the Compensation Committee works with executive compensation consultants who assist with the design, implementation and communication of various compensation plans.

    In 1992 and early 1993, the Board of Directors hired three key executives:
Michael D. Burke as President and Chief Executive Officer; Gaylon H. Simmons as Senior Vice President, Refining, Marketing and Crude Supply; and Bruce A. Smith as Vice President and Chief Financial Officer. In September 1993, Mr. Simmons was promoted to Executive Vice President and Mr. Smith was promoted to Executive Vice President and Chief Financial Officer.

    The Board of Directors and the Compensation Committee believe it is paramount to have an executive compensation program that motivates and rewards these executives for their contributions to restoring profitability to the Company and increasing stockholder value. As a result, the Compensation Committee, with the assistance of its compensation consultants, has extensively reviewed the Company's executive compensation program and established criteria to reward performance.

    The Compensation Committee has developed the following compensation guidelines as the principles upon which compensation decisions are made.

     * Provide a competitive total compensation package that enables the Company to attract and retain key executives.

                                       12
     * Integrate all compensation components with the Company's annual and long-term business objectives and strategy and motivate executives to perform in a manner consistent with those objectives.

     * Provide variable (at-risk) compensation opportunities that are linked with the financial performance of the Company or strategic objectives judged to be critical to achieving increased stockholder value.

     * Provide incentives to improve corporate performance and stockholder value.

    With the assistance of its compensation consultants, the Compensation Committee relates total compensation levels for the Company's executive officers to compensation paid to executives of a peer group of companies. This peer group is comprised of companies that tend to have comparable business operations and sales volumes, market capitalization, employment levels and lines of business as the Company. The peer group used for compensation comparison purposes generally is not the same group of companies which comprise the peer group of companies used in the Performance Graph included in this proxy statement because the Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies that would be appropriate for comparing shareholder returns.

  EXECUTIVE COMPENSATION PROGRAM COMPONENTS

    The Company's executive compensation program is comprised of the following components:

      *   Base salary

      *   Annual performance-related incentives

      *   Performance-based stock options

      *   Other stock options and restricted stock awards

    The compensation program components, which are overseen by the Compensation Committee, are further explained below.

  BASE SALARIES

    The Compensation Committee believes a competitive base salary is vital to support the philosophy of management development and career orientation of executives and, therefore, base salaries for executive officers are reviewed on an annual basis. The Compensation Committee examines independent survey data reflecting the compensation of executives at other companies who hold positions of similar responsibility. While there is no specific weighting of individual factors, competitive positioning is the primary consideration in setting the executives' salaries. Base salaries for the Company's executive officers, including the named executive officers, are generally at or near the average of the surveyed data given the Company's size and complexity relative to the surveyed companies. Effective February 4, 1994, Mr. Simmons and Mr. Smith each received an increase in their base salaries. Mr. Simmons' salary was increased from $250,000 to $300,000 annually, and Mr. Smith's salary was increased from $200,000 to $300,000 annually. In considering the appropriateness of the annual base salary of Mr. Burke, the Compensation Committee concluded that Mr. Burke's current base salary is appropriate in comparison to the other companies included in the executive compensation survey. Mr. Sims, who resigned from the Company in March 1994, and Mr. Queen last received a salary increase in January 1993 in connection with a general salary increase for substantially all of the Company's employees.
                                       13
  ANNUAL INCENTIVE COMPENSATION

    Pursuant to their employment contracts, Messrs. Burke, Simmons and Smith have a significant portion of their total compensation at risk through annual incentive opportunities that are linked to key financial and operational objectives for the Company on a consolidated basis. This part of the overall compensation policy is designed to deliver competitive levels of compensation to attain the short-term objectives which the Compensation Committee believes are essential to achieving increased stockholder value over time. The Compensation Committee from time to time uses an independent compensation consultant to assist in determining target annual bonus levels that are competitive among the energy industry. Bonuses are recommended by the Compensation Committee to the Board of Directors at the end of the year and are generally paid in cash. The amounts of such bonuses are determined by the Board of Directors and are paid upon the achievement of performance objectives established by the Board of Directors during each year pursuant to discussions conducted in good faith with the executives. The employment contract target awards are 40 percent, 37 1/2 percent and 35 percent for Messrs. Burke, Simmons and Smith, respectively. Mr. Burke and Mr. Smith were each paid a cash bonus in 1993 for their performance during 1992 equal to the maximum percentage permitted by their employment contracts. In March 1994, the Board of Directors approved the Compensation Committee's recommendation of cash bonuses for 1993 performance of $157,500, $87,500 and $70,000 for Messrs. Burke, Simmons and Smith, respectively, representing 35 percent of each executive officer's base salary. The percentage awards for Mr. Burke and Mr. Simmons are slightly below the maximum bonus percentages permitted by the employment contracts of these executives. In addition, Mr. Queen was awarded a bonus in December 1993 in the form of a stock award. This bonus was valued at $22,836, the excess of the closing market price of the Company's Common Stock on the date of the award over the par value of the stock, the amount which Mr. Queen will be required to pay to receive the stock after the shares have been registered with the Securities and Exchange Commission.

  LONG-TERM INCENTIVE COMPENSATION

    The Compensation Committee supports increased stock ownership by key executives and believes that stock-based long-term incentives retain executive management and focus the attention of the executives on managing the Company from a long-term investor's perspective. Therefore, executives are eligible to receive stock options, stock appreciation rights, awards of restricted stock and performance share and performance unit awards from time to time, giving them the right to purchase shares of stock or to receive shares or cash at specified future dates and/or when performance goals have been met. The size of awards under these plans is based on competitive practices, with the value of any stock options estimated using the Black-Scholes option valuation model. During 1993, no stock options were granted to the named executive officers as part of the ongoing executive compensation program. Grants were awarded to Mr. Burke and Mr. Smith in 1992 and to Mr. Simmons in 1993 in conjunction with their initial employment as follows:
                                                  COMMON STOCK
                NAME                    STOCK OPTIONS    RESTRICTED STOCK AWARD

Michael D. Burke---------------------       500,000               100,000
Gaylon H. Simmons--------------------       150,000                  --
Bruce A. Smith-----------------------       100,000                  --

    The Compensation Committee believes that a long-term incentive plan is important as a means of retaining senior management over the long term. The executive compensation program is reviewed

                                       14
annually to ensure an appropriate mix of base salary, annual bonus and long-term rewards within the philosophy of providing competitive total direct compensation opportunities.

  OTHER EXECUTIVE PROGRAMS

    The Company also provides certain executive benefits and perquisites that are considered necessary to offer fully competitive opportunities to its officers. These include, but are not limited to, supplemental retirement arrangements, employment agreements and change-in-control contracts.

  DISCUSSION OF 1993 COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

    For fiscal year 1993, the Compensation Committee made the following determinations regarding the compensation for Mr. Burke:

        BASE SALARY. Base salary was set at $450,000 on Mr. Burke's employment date of July 27, 1992. During 1993, the Committee again reviewed Mr. Burke's base salary and determined that his base salary was currently competitive relative to industry standards and no adjustment to Mr. Burke's base salary was considered appropriate during 1993.

        ANNUAL INCENTIVE AWARD. Under the terms of his employment agreement, Mr. Burke can earn up to 40 percent of his base salary as an annual cash incentive award. Following the recommendation of the Compensation Committee, the Board of Directors approved a cash bonus of $157,500, or 35 percent of Mr. Burke's base salary, which was paid to Mr. Burke in March 1994 for his outstanding performance during 1993 in returning the Company to profitability and financial stability.

        STOCK OPTIONS. In connection with his employment, a stock option grant of 500,000 shares with an exercise price of $4.84 per share was made to Mr. Burke on July 27, 1992, which is exercisable on the eighth anniversary of the date of grant; however, the right to exercise the option may be accelerated to not fewer than five equal installments of 100,000 shares each beginning one year from the date of grant. Such acceleration is based on the passage of time and, except for the first installment for which no minimum share price is required, on the achievement of specified per share share price objectives for the second, third, fourth and fifth anniversaries of $7.00, $9.00, $11.00 and $13.00, respectively. No additional stock options were granted to Mr. Burke during 1993.

  POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

    Recently enacted Section 162(m) of the Internal Revenue Code generally limits the Company's annual deduction for compensation paid to individual executive officers to $1 million, unless certain requirements are met. The Compensation Committee will carefully consider the impact of this new tax code provision. At this time, the Compensation Committee intends to modify, to whatever extent is necessary, its compensation programs for the executive officers subject to the deduction limit so that the Company's tax deduction is preserved on all compensation paid.

  SUMMARY

    The Compensation Committee, in making its recommendations to the Board of Directors, has the responsibility for ensuring that the Company's compensation program is in the best interest of its stockholders. The Compensation Committee believes the program is competitive when compared to other companies in its industry. Targeted awards under the annual incentive bonus and stock-based long-term incentives are based on energy industry competitive (average) practices. Actual payouts
                                       15
under these two components are contingent upon the attainment of performance goals and/or stock appreciation. In addition, the Compensation Committee believes the executive compensation programs emphasize compensation that is sensitive to operational, financial and stock performance, industry standards and comparisons, and that decisions made by the Compensation Committee in 1993 are consistent with its stated compensation philosophy.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

       Peter M. Detwiler, Chairman
       Ray C. Adam
       Robert J. Caverly
       Raymond K. Mason, Sr.
       John J. McKetta, Jr.
       Murray L. Weidenbaum

PERFORMANCE GRAPH

    The Stock Price Performance Graph below compares the cumulative total return of the Common Stock to the cumulative total return of the S&P 500 Composite Index and a composite Peer Group which the Company considers representative of companies with operations comparable to the Company. Companies in this Peer Group are as follows: Ashland Oil, Inc.; Diamond Shamrock Corporation; Getty Petroleum Corporation; Holly Corporation; Kerr-McGee Corporation; Maxus Energy Corporation; Murphy Oil Corporation; Oryx Energy; Pennzoil Company; Quaker State Corporation; Sun Company, Inc.; Tosco Corporation; Total Petroleum (North America) Ltd.; Union Texas Petroleum Holdings, Inc.; and Valero Energy Corporation. (This line graph is for the period of five fiscal years commencing September 30, 1988, and ended December 31, 1993, and includes the transitional period from October 1, 1991, through December 31, 1991.)

                  [LINEAR GRAPH PLOTTED FROM POINTS IN TABLE BELOW]

                      9/30/88  9/30/89  9/30/90  9/30/91  12/31/91  12/31/92  12/31/93
Tesoro Petro. Corp.    100       79       62       54        36        24        44
S&P 500 Index          100      133      121      158       171       184       203
Industry Peer Group    100      136      136      128       120       113       125

* Assumes that the value of the investment in Common Stock and each index was $100 on September 30, 1988, and that all dividends were reinvested. Investment is weighted on the basis of market capitalization.

  NOTE: The stock price performance shown on the graph is not necessarily indicative of future price performance.

                                       17
OTHER BENEFITS

    The Company maintains a noncontributory qualified Retirement Plan which covers officers and other salaried employees. Benefits under the plan are payable on a straight life annuity basis and are based on the average monthly earnings and years of service of participating employees. Average monthly earnings used in calculating retirement benefits are primarily salary and bonus received by the participating employee during the 36 consecutive months of the last 120 months of service which produces the highest average monthly rate of earnings.

    In addition, the Company maintains an unfunded executive security plan, the Amended Executive Security Plan ('Amended Plan'), for executive officers and other key personnel selected by the Chief Executive Officer. The Amended Plan provides for a monthly retirement income payment during retirement equal to a percentage of a participant's Earnings. 'Earnings' is defined under the Amended Plan to mean a participant's average monthly rate of total compensation, primarily salary and bonus earned, for the 36 consecutive calendar months which produce the highest average monthly rate of compensation for the participant. The monthly retirement benefit percentage is defined as the sum of 4 percent of Earnings for each of the first ten years of employment, plus 2 percent of Earnings for each of the next ten years of employment, plus 1 percent of Earnings for each of the next ten years of employment. The maximum percentage is 70 percent. The Amended Plan provides for the payment of the difference, if any, between (a) the total retirement income payment calculated above and (b) the sum of retirement income payments from the Company's Retirement Plan and Social Security benefits.

    The Company also maintains the Funded Executive Security Plan ('Funded Plan') which covers only persons who participate in the Amended Plan and provides participants with substantially the same after-tax benefits as the Amended Plan. Advance payments are made to the extent a participant is expected to incur a pre-retirement tax liability as a result of his participation in the Funded Plan. The Funded Plan is funded separately for each participant on an actuarially determined basis through a bank trust whose primary asset is an insurance contract providing for a guaranteed rate of return for certain periods. Amounts payable to participants from the Funded Plan reduce amounts otherwise payable under the Amended Plan.

    The following table shows the estimated annual benefits payable upon retirement under the Company's Retirement Plan, Amended Plan and the Funded Plan for employees in specified compensation and years of benefit service classifications without reference to any amount payable upon retirement under the Social Security law or any amount advanced before retirement. The estimated annual benefits shown are based upon the assumption that the plans continue in effect and that the participant receives payment for life. As of January 1, 1994, the federal tax law generally limits maximum annual retirement benefits payable by the Retirement Plan to any employee to $118,800, adjusted annually to reflect increases in the cost of living and adjusted actuarially for retirement. However, since the Amended Plan and the Funded Plan are not qualified under
Section 401 of the Internal Revenue Code, it is possible for certain retirees to receive annual benefits in excess of this tax limitation.

           HIGHEST AVERAGE
             ANNUAL RATE                           NUMBER OF YEARS OF BENEFIT SERVICE
           OF COMPENSATION                 10           15          20          25          30
$ 50,000-----------------------------  $    20,000      25,000      30,000      32,500      35,000
$100,000-----------------------------  $    40,000      50,000      60,000      65,000      70,000
$150,000-----------------------------  $    60,000      75,000      90,000      97,500     105,000
$200,000-----------------------------  $    80,000     100,000     120,000     130,000     140,000
$250,000-----------------------------  $   100,000     125,000     150,000     162,500     175,000
$300,000-----------------------------  $   120,000     150,000     180,000     195,000     210,000
$350,000-----------------------------  $   140,000     175,000     210,000     227,500     245,000
$400,000-----------------------------  $   160,000     200,000     240,000     260,000     280,000
$450,000-----------------------------  $   180,000     225,000     270,000     292,500     315,000
$500,000-----------------------------  $   200,000     250,000     300,000     325,000     350,000
$550,000-----------------------------  $   220,000     275,000     330,000     357,500     385,000

    The years of benefit service as of December 31, 1993, for the named executive officers were as follows: Mr. Burke, 1 year; Mr. Simmons, none; Mr. Smith, 1 year; Mr. Queen, 24 years; and Mr. Sims, 9 years.

    In addition to the retirement benefits described above, the Amended Plan provides for a pre-retirement death benefit payable over eight years of four times a participant's annual base pay as of December 1 preceding a participant's date of death, less the amount payable from the Funded Plan at the date of death. The amount payable from the Funded Plan at death is based on the actuarial value of the participant's vested accrued benefit, payable in 96 monthly installments or as a life annuity if a surviving spouse is the designated beneficiary.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    Under an employment agreement dated July 27, 1992, Mr. Burke is employed until July 27, 1995, at an annual base salary of not less than $450,000. In addition to his annual base salary, the agreement provides that Mr. Burke shall have the opportunity to earn an annual cash bonus of up to 40 percent of his base salary earned during the year. The amount of such bonus is to be based on Mr. Burke's performance as determined by the Board of Directors according to objectives established by the Board of Directors each year pursuant to discussions conducted in good faith with Mr. Burke.

    Under an employment agreement dated January 4, 1993, Mr. Simmons is employed until January 4, 1996, at an annual base salary of not less than $300,000. In addition to his annual base salary, the agreement provides that Mr. Simmons shall have the opportunity to earn an annual cash bonus of up to 37 1/2 percent of his base salary earned during the year. The amount of such bonus is to be based on Mr. Simmons' performance as determined by the Board of Directors according to objectives established by the Board of Directors each year pursuant to discussions conducted in good faith with Mr. Simmons.

    Under an employment agreement dated September 14, 1992, Mr. Smith is employed until September 24, 1995, at an annual base salary of not less than $300,000. In addition to his annual base salary, the agreement provides that Mr. Smith shall have the opportunity to earn an annual cash bonus of up to 35 percent of his base salary earned during the year. The amount of such bonus is to be based on Mr. Smith's performance as determined by the Board of Directors according to objectives established by the Board of Directors each year pursuant to discussions conducted in good faith with Mr. Smith.

    Each of the employment agreements with Mr. Burke, Mr. Simmons and Mr. Smith provides that in the event the Company should terminate such executive officer's employment without cause or if he should resign his employment for 'good reason' (as 'good reason' is defined in the employment agreements), he will be paid the greater of (i) a lump sum payment equal to his base salary at the then-current rate for the remaining months under the original term of the employment agreement and (ii) a lump sum equal to one year of his base salary under the employment agreement at the then-current base salary rate. Each employment agreement further provides that in the event such executive officer's employment is terminated within two years of a change of control, he shall be paid within ten days of such termination a lump sum equal to three years' base salary at the then-current rate. A change of control shall be deemed to have occurred if (i)
(a) more than 30 percent of the combined voting power of the Company's then outstanding securities is acquired, directly or indirectly, and (b) at any time during the 24-month period thereafter, at least a majority of the Board of Directors shall cease to consist of directors of the Company who either were directors at the beginning of such 24-month period or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or such surviving entity) at least 60 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for sale or disposition by the Company of all or substantially all of the Company's assets. Base salary for purposes of this payment is defined to include the greatest annual amount paid to such executive officer during each of the two years prior to the date of such termination under all bonus and incentive compensation plans of the Company. The agreements further provide that should such termination payments to such executive officer exceed the permitted 'parachute' payment limits described in
Section 280G of the Code, so that an excise tax is imposed on such executive officer under Section 4999 of the Code, then such termination payments to such executive officer shall also include a 'gross-up' payment to make such executive officer whole for the tax liability resulting from such termination and other payments.

    The Company has an Executive Agreement (the 'Executive Agreement') with Mr. Queen. The Executive Agreement is only operative in the event of a change of control of the Company. A change
                                       20
of control occurs for purposes of the Executive Agreement if more than 25 percent of the Company's outstanding securities entitled to vote in elections of directors are acquired, or if the persons who were directors of the Company immediately prior to a tender offer, merger, consolidation, sale of assets or contested election, cease to constitute a majority of the Board of Directors as a result of such transaction. The Executive Agreement provides that, within six months of a change of control, Mr. Queen may, in his sole discretion, elect to terminate his employment with the Company. Upon such a termination, Mr. Queen is entitled to receive under his Executive Agreement a lump sum payment equal to two times his average annual compensation. Average annual compensation includes, among other items, payments under the Company's Incentive Compensation Plan received by Mr. Queen from the Company for the five taxable years prior to the change of control. If a change of control occurred on April 18, 1994, and, at any time within six months thereof, Mr. Queen elected to terminate his employment, he would be entitled to receive a lump sum payment of approximately $355,000 under his Executive Agreement. This payment would be in addition to any other compensation due to Mr. Queen from the Company.

                          2.  APPOINTMENT OF AUDITORS

    The Board of Directors considers it desirable that its appointment of the firm of Deloitte & Touche as independent auditors for the Company and its subsidiaries for the fiscal year 1994 be ratified by the stockholders. Representatives of Deloitte & Touche are expected to be present at the 1994 Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the annual meeting if they desire to do so.

    The Board of Directors recommends a vote FOR the ratification of the appointment of the firm of Deloitte & Touche as independent auditors for the Company and its subsidiaries for 1994.

                          3.  EXPENSES OF SOLICITATION

    The Company expects to solicit proxies primarily by mail, but directors, officers and regular employees of the Company may also solicit in person, by telephone or telegram. All expenses in connection with the solicitation of proxies will be borne by the Company. Arrangements will be made by the Company for the forwarding, at the Company's expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals. The Company has retained a professional proxy soliciting organization, Georgeson & Company Inc. of New York, New York, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone, telegram or mail. The Company will pay such organization its customary fees, estimated not to exceed $9,000, and will reimburse such organization for certain expenses.

                          4.  STOCKHOLDERS' PROPOSALS

    Proposals of stockholders to be presented at the annual meeting to be held in 1995 must be received for inclusion in the Company's proxy statement and form of proxy by January 26, 1995.
                                       21
                          5.  OTHER MATTERS

    As of the date of this Proxy Statement, the management of the Company has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

                                          By Order of the Board of Directors,
                                          JAMES C. REED, JR.
                                             SECRETARY

April 26, 1994

                                   [FRONT]
                          TESORO PETROLEUM CORPORATION
            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 26, 1994
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
          PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.

          The undersigned hereby appoints BRUCE A. SMITH and JAMES C. REED, JR., and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock and $2.20 Cumulative Convertible Preferred Stock of Tesoro Petroleum Corporation held in the name of the undersigned at the close of business on April 18, 1994, at the Annual Meeting of Stockholders to be held at the RIHGA Royal Hotel, 151 West 54th Street, New York, New York, on Thursday, May 26, 1994, at 10:00 A.M. Eastern time, and at any adjournment thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and as indicated in the following sentence. Said proxies are authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided below), as indicated below on the ratification of the appointment of Deloitte & Touche as the Company's independent auditors for 1994, and in their discretion upon such other matters as may properly come before the meeting.

                (Continued and to be signed on the reverse side)

                                [BACK]

           PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK /X/

           COMMON
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 'FOR' ITEMS 1 AND 2

ITEM 1--Election of 13 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).

Nominees: Ray C. Adam; Michael D. Burke; Robert J. Caverly;
Peter M. Detwiler; Steven H. Grapstein; Charles F. Luce;
Raymond K. Mason, Sr.; John J. McKetta, Jr.; Stewart G. Nagler;
William S. Sneath; Arthur Spitzer; Murray L. Weidenbaum;
and Charles Wohlstetter

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

FOR all nominees  / /

WITHHELD for all nominees  / /

ITEM 2--Ratification of the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year 1994.

FOR  / /

AGAINST  / /

ABSTAIN / /

ITEM 3--To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Dated:                      , 1994

Signature:

Signature:

PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                   [FRONT]
                          TESORO PETROLEUM CORPORATION
            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 26, 1994
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
          PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.

          The undersigned hereby appoints BRUCE A. SMITH and JAMES C. REED, JR., and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock and $2.20 Cumulative Convertible Preferred Stock of Tesoro Petroleum Corporation held in the name of the undersigned at the close of business on April 18, 1994, at the Annual Meeting of Stockholders to be held at the RIHGA Royal Hotel, 151 West 54th Street, New York, New York, on Thursday, May 26, 1994, at 10:00 A.M. Eastern time, and at any adjournment thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and as indicated in the following sentence. Said proxies are authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided below), as indicated below on the ratification of the appointment of Deloitte & Touche as the Company's independent auditors for 1994, and in their discretion upon such other matters as may properly come before the meeting.

                (Continued and to be signed on the reverse side)

                                [BACK]

           PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK /X/

           PREFERRED
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 'FOR' ITEMS 1 AND 2

ITEM 1--Election of 13 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).

Nominees: Ray C. Adam; Michael D. Burke; Robert J. Caverly;
Peter M. Detwiler; Steven H. Grapstein; Charles F. Luce;
Raymond K. Mason, Sr.; John J. McKetta, Jr.; Stewart G. Nagler;
William S. Sneath; Arthur Spitzer; Murray L. Weidenbaum;
and Charles Wohlstetter

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

FOR all nominees  / /

WITHHELD for all nominees  / /

ITEM 2--Ratification of the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year 1994.

FOR  / /

AGAINST  / /

ABSTAIN / /

ITEM 3--To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Dated:                      , 1994

Signature:

Signature:

PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                 [FRONT]
                          TESORO PETROLEUM CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                                  THRIFT PLAN

                  Annual Meeting of Stockholders, May 26, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               The undersigned participant in the TESORO PETROLEUM CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN and/or the TESORO PETROLEUM CORPORATION THRIFT PLAN (the 'Plan(s)') hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held at the RIHGA Royal Hotel, 151 West 54th Street, New York, New York, on Thursday, May 26, 1994, at 10:00 A.M. Eastern time, and directs the Frost National Bank, Trustee, to vote (or cause to be voted) all shares of Tesoro Common Stock allocated to the undersigned's account under the Plan(s) and held in the Trustee's name on April 18, 1994, at said meeting and at any adjournment thereof. Said Trustee is authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided below), as indicated below on the ratification of the appointment of Deloitte & Touche as the Company's independent auditors for 1994, and in their discretion upon such other matters as may properly come before the meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                [BACK]

           PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK /X/

           ESOP                      THRIFT

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 'FOR' ITEMS 1 AND 2

ITEM 1--Election of 13 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).

Nominees: Ray C. Adam; Michael D. Burke; Robert J. Caverly;
Peter M. Detwiler; Steven H. Grapstein; Charles F. Luce;
Raymond K. Mason, Sr.; John J. McKetta, Jr.; Stewart G. Nagler;
William S. Sneath; Arthur Spitzer; Murray L. Weidenbaum;
and Charles Wohlstetter

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

FOR all nominees  / /

WITHHELD for all nominees  / /

ITEM 2--Ratification of the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year 1994.

FOR  / /

AGAINST  / /

ABSTAIN / /

ITEM 3--To transact such other business as may properly come before the meeting or any adjournment thereof.

Dated:                      , 1994

Signature:

Signature:

PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.